UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                          May 17, 2000



                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)



    Delaware                1-720                  73-0400345
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



      Phillips Building, Bartlesville, Oklahoma      74004
      (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:
                          918-661-6600

Item 5.  Other Events.

On March 15, 2000, Phillips Petroleum Company, a Delaware corporation (Phillips or the company), announced it had signed a definitive agreement to purchase all of Atlantic Richfield
Company's (ARCO) Alaskan businesses (referred to herein as ARCO
Alaska).

On March 31, 2000, the company combined its gas gathering, processing and marketing business with the gas gathering and processing business of Duke Energy Corporation in a new company, Duke Energy Field Services (DEFS). Phillips' consolidated results of operations for the three months ended March 31, 2000, include the activity of its gas gathering, processing and marketing business. At the close of business on March 31, 2000, Phillips began accounting for its 30.3 percent investment in the new company on an equity basis. In connection with the closing, Phillips received $1.22 billion in cash on April 3, 2000.

On April 26, 2000, Phillips completed the purchase of all of ARCO's Alaskan oil and gas properties and those related marine assets that are currently operating. Phillips expects to complete the balance of the acquisition (three double-hulled tankers under construction and certain pipeline assets) late in the second quarter or early in the third quarter of 2000, following the expiration of pre-emptive rights and the grant of consents to certain contract assignments and regulatory approvals.

This Form 8-K is being filed to report the pro forma impact of the transactions noted above on Phillips' first quarter 2000 results of operations and financial position.


Item 7.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

     Basis of Presentation

     The following unaudited pro forma financial statements reflect Phillips' initial purchase price of approximately $6.5 billion for the acquisition of all of ARCO Alaska. The acquisition is being accounted for using the purchase method. The purchase of ARCO Alaska is retroactive to January 1, 2000, with appropriate adjustments to give the parties the benefit of the transaction as if it had been consummated at that earlier date. The following unaudited pro forma financial information represents the combination of the consolidated historical financial statements of


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



     Phillips with the combined financial statements of ARCO
     Alaska.

     Phillips' historical consolidated income statement for the year ending December 31, 1999, has been adjusted on a pro forma basis to reflect the March 31, 2000, DEFS transaction as reported in the company's Current Report on Form 8-K filed on April 13, 2000. Phillips' historical consolidated income statement for the period ending March 31, 2000, is also adjusted herein to reflect the DEFS transaction. The unaudited pro forma income statement information for the year ending December 31, 1999, and for the three-month period ending March 31, 2000, were prepared assuming the DEFS and the Phillips and ARCO Alaska combinations occurred January 1, 1999. The unaudited pro forma balance sheet information at March 31, 2000, was prepared as if the ARCO Alaska transaction and the receipt of the cash from the DEFS transaction had occurred March 31, 2000.

     This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the combinations been effective on the dates indicated. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be obtained in the future.

     This pro forma financial information should be read in conjunction with the historical financial statements included in Phillips' Annual Report on Form 10-K for the year ended December 31, 1999, as well as the financial disclosures included in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and the historical combined ARCO Alaska financial statements included in Phillips' Current Report on Form 8-K, filed on April 18, 2000. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may materially differ from the estimates and assumptions used.

     This preliminary purchase price allocation may be subject to revision once additional information on the fair value of ARCO Alaska's assets and liabilities becomes available and once a thorough review of ARCO Alaska's accounting policies and procedures has been completed. Actual purchase accounting adjustments may therefore differ from the pro forma information presented here. This preliminary


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



     allocation also does not reflect any effects of the Alignment Agreement announced on April 13, 2000, between the various owners of the Prudhoe Bay Unit. The Alignment Agreement, scheduled to be implemented July 1, 2000, will alter working interest percentages between the owners and establish BP Amoco p.l.c. as the sole operator of the Prudhoe Bay Unit, retroactive to January 1, 2000.


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



-------------------------------------------------------------------
Unaudited Pro Forma Consolidated         Phillips Petroleum Company
Statement of Income

                                     Millions of Dollars
                         ------------------------------------------
                                             Pro Forma     Phillips
                         Phillips          Adjustments     and ARCO
Year Ended                     As    ARCO    Increase/       Alaska
December 31, 1999        Adjusted  Alaska   (Decrease)     Combined
                         --------  ------  -----------     --------
                            (a)
Revenues
Sales and other
  operating revenues      $12,815   1,822            -       14,637
Equity in earnings of
  affiliated companies        167       1            -          168
Other revenues                179      58          (18)(b)      219
-------------------------------------------------------------------
    Total Revenues         13,161   1,881          (18)      15,024
-------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                  7,832      20            -        7,852
Production and operating
  expenses                  1,886     298           31 (c)    2,215
Exploration expenses          225      50            7 (d)      282
Selling, general and
  administrative expenses     665      54            -          719
Depreciation, depletion
  and amortization            822     363           94 (d)    1,279
Property impairments           69       -            -           69
Taxes other than income
  taxes                       213     239            -          452
Interest expense              279       9          330 (e)      618
Foreign currency
  transaction losses           33       -            -           33
Preferred dividend
  requirements of
  capital trusts               53       -            -           53
-------------------------------------------------------------------
    Total Costs and
      Expenses             12,077   1,033          462       13,572
-------------------------------------------------------------------
Income before income
  taxes                     1,084     848         (480)       1,452
Provision for income
  taxes                       537     293         (158)(f)      672
-------------------------------------------------------------------
Net Income                $   547     555         (322)         780
===================================================================

Net Income Per Share of
  Common Stock
    Basic                 $  2.16                              3.09
    Diluted                  2.15                              3.07
-------------------------------------------------------------------

Average Common Shares
  Outstanding
    (in thousands)
      Basic               252,827                           252,827
      Diluted             254,433                           254,433
-------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.


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



-------------------------------------------------------------------
Unaudited Pro Forma Consolidated         Phillips Petroleum Company
Statement of Income

                                   Millions of Dollars
                        -------------------------------------------
                                            Pro Forma
                                           Adjustments
                                            Increase/
                                           (Decrease)      Phillips
                                          -------------    and ARCO
Three Months Ended                  ARCO           ARCO      Alaska
March 31, 2000          Phillips  Alaska   DEFS  Alaska    Combined
                        --------  ------  -----  ------    --------
                                           (g)
Revenues
Sales and other
  operating revenues      $4,735     693   (219)      -       5,209
Equity in earnings of
  affiliated companies        21       -     41       -          62
Other revenues                12       8      -      (5)(b)      15
-------------------------------------------------------------------
    Total Revenues         4,768     701   (178)     (5)      5,286
-------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                 3,083       8    (63)      -       3,028
Production and operating
  expenses                   519      71    (46)      8 (c)     552
Exploration expenses          51      17      -       1 (d)      69
Selling, general and
  administrative expenses    185      11      -       -         196
Depreciation, depletion
  and amortization           234      87    (22)     24 (d)     323
Taxes other than income
  taxes                       62      85     (5)      -         142
Interest expense              61       3      -      82 (e)     146
Foreign currency
  transaction losses          18       -      -       -          18
Preferred dividend
  requirements of
  capital trusts              13       -      -       -          13
-------------------------------------------------------------------
    Total Costs and
      Expenses             4,226     282   (136)    115       4,487
-------------------------------------------------------------------
Income before income
  taxes                      542     419    (42)   (120)        799
Provision for income
  taxes                      292     156    (16)    (37)(f)     395
-------------------------------------------------------------------
Net Income                $  250     263    (26)    (83)        404
===================================================================

Net Income Per Share of
  Common Stock
    Basic                 $  .99                               1.59
    Diluted                  .98                               1.59
-------------------------------------------------------------------

Average Common Shares
  Outstanding
    (in thousands)
      Basic              253,718                            253,718
      Diluted            254,677                            254,677
-------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.


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



--------------------------------------------------------------------
Unaudited Pro Forma Consolidated          Phillips Petroleum Company
Condensed Balance Sheet

                                    Millions of Dollars
                        --------------------------------------------
                                             Pro Forma
                                            Adjustments
                                             Increase/
                                            (Decrease)      Phillips
                                          --------------    and ARCO
                                    ARCO            ARCO      Alaska
At March 31, 2000       Phillips  Alaska    DEFS  Alaska    Combined
                        --------  ------  ------  ------    --------
                                            (g)
Assets
Cash and cash
  equivalents            $   131      11   1,220  (1,031)(d)     331
Accounts and notes
  receivable               1,637      53       -       -       1,690
Inventories                  570      71       -     170 (h)     811
Deferred income taxes        129       -       -       -         129
Prepaid expenses and
  other current assets       171      17       -       -         188
--------------------------------------------------------------------
    Total Current Assets   2,638     152   1,220    (861)      3,149
Investments and
  long-term receivables    2,247     397  (1,071)   (395)(b)   1,178
Properties, plants and
  equipment (net)          9,995   4,951       -   1,454 (d)  16,400
Deferred income taxes         83       -       -       -          83
Deferred charges              99       9       -       -         108
--------------------------------------------------------------------
Total                    $15,062   5,509     149     198      20,918
====================================================================

Liabilities
Accounts payable         $ 1,681     151       -       -       1,832
Notes payable and
  long-term debt due
  within one year             80       -       -   3,933 (e)   4,013
Accrued income and
  other taxes                567      42      53       -         662
Other accruals               273      47       -       -         320
--------------------------------------------------------------------
    Total Current
      Liabilities          2,601     240      53   3,933       6,827
Long-term debt             3,889     596       -     928 (e)   5,413
Accrued dismantlement,
  removal and
  environmental costs        661     792       -    (792)(i)     661
Deferred income taxes      1,474       -     (55)      -       1,419
Employee benefit
  obligations                491       -       -      33 (j)     524
Other liabilities and
  deferred credits           591      28     149       -         768
--------------------------------------------------------------------
Total Liabilities          9,707   1,656     147   4,102      15,612
--------------------------------------------------------------------

Company-Obligated
  Mandatorily Redeemable
  Preferred Securities
  of Phillips 66 Capital
  Trusts I and II            650       -       -       -         650
--------------------------------------------------------------------

Total Common
  Stockholders' Equity     4,705   3,853       2  (3,904)      4,656
--------------------------------------------------------------------
Total                    $15,062   5,509     149     198      20,918
====================================================================
See Notes to Unaudited Pro Forma Financial Statements.


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

--------------------------------------------------------------------
Notes to Unaudited Pro Forma              Phillips Petroleum Company
Financial Statements


(a) Phillips' historical income statement for 1999 has been adjusted on a pro forma basis to reflect the March 31, 2000, DEFS transaction as reported in Phillips' Current Report on Form 8-K filed on April 13, 2000.

(b) Under the terms of the purchase agreement for ARCO Alaska, BP Amoco p.l.c. (BP) will retain a tax-advantaged $395 million tanker capital construction fund. Interest income on this capital construction fund was $18 million in 1999, and was $5 million for the three-month period ending March 31, 2000.

(c) Phillips will conform ARCO Alaska's accounting policy on tertiary injection programs to Phillips', expensing the costs of such programs.

(d) The following is a preliminary estimate of the purchase price for ARCO Alaska:

                                                        Millions
                                                      of Dollars
                                                      ----------

     Base price                                           $6,475
     Estimated transaction-related costs                      10
     Special one-time purchase of crude oil
       inventory (see Note (h))                              170
     Adjustment to purchase price based upon
       West Texas Intermediate crude prices
       exceeding $25 per barrel and actual
       North Slope volumes sold                               73*
     Net cash generated between January 1, 2000,
       and closing, retained by BP                          (241)
     Phillips' assumption of ARCO Alaska marine
       terminal revenue bonds                               (265)
     -----------------------------------------------------------
     Adjusted cash price                                   6,222
     Use of cash on hand to make payments to BP           (1,031)
     -----------------------------------------------------------
     Debt incurred by Phillips to make cash
       payments to BP (see Note (e))                      $5,191
     ===========================================================
     *This is the adjustment for the period from January 1, 2000, through March 31, 2000. Another $427 million of contingent payments could be paid over the next five years, but the company does not believe such future payments are determinable beyond a reasonable doubt and so has not recorded the $427 million as an obligation. The making of such payments in the future will increase long-lived assets.


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



     The purchase price has been preliminarily allocated based on the fair value of the assets and liabilities acquired.
     Based upon the above preliminary estimate of the purchase price, Phillips does not anticipate recording goodwill related to the acquisition. The company expects the tax basis in the purchased assets to essentially equal the purchase price, so deferred tax liabilities at the time of acquisition are expected to be minimal.

     Based on this preliminary allocation of the purchase price to the various ARCO Alaska property, plant and equipment components and a preliminary estimate of the costs to remove such assets at the end of their useful lives (see Note (i)), Phillips estimates that amortization of undeveloped leasehold investment would have increased $7 million in 1999 and $1 million for the three months ending March 31, 2000. Depreciation, depletion and amortization (predominately unit-of-production) would have been $94 million higher in 1999 and $24 million higher for the three-month period ending March 31, 2000.

(e) Phillips expects to incur $5,191 million of debt to make cash payments to BP (see Note (d)) of which $3,933 million would be current debt and $1,258 million long-term debt. Phillips is not assuming $330 million of debt owed by ARCO Alaska to BP, related to the construction of three new tankers. This results in a net adjustment to long-term debt of $928 million.

     At Phillips' April 26, 2000, average commercial paper borrowing rate of 6.35 percent, the $5,191 million of additional debt would result in $330 million per year of interest expense -- $82 million for the three months ending March 31, 2000. At the date of this report, the company has pending an offering of term debt, the proceeds of which are proposed to be applied to repay a portion of this commercial paper. A one-eighth percent variance in the average borrowing rate would change pretax interest expense by $6 million per year.

(f) The pro forma adjustment to income taxes reflects the statutory federal and state income tax effects of the pro forma adjustments to ARCO Alaska's pretax income, and also includes the estimated effect of the acquisition on (1) the allocation of Phillips' interest expense deductions to various taxing jurisdictions, (2) the allocation of worldwide Phillips' taxable income to various states (including Alaska) that require unitary tax calculations, and (3) enhanced oil recovery tax credits.

(g)  Phillips' historical income statement for the period ending
     March 31, 2000, is adjusted herein to reflect the DEFS transaction. The pro forma adjustments in this filing are similar in nature to the pro forma adjustments described in Phillips' Current Report on Form 8-K filed on April 13, 2000. In connection with the closing of the DEFS transaction, Phillips received $1.22 billion in cash on April 3, 2000. Phillips' historical balance sheet at March 31, 2000, is adjusted herein to reflect this cash receipt.

(h) Phillips paid BP $170 million to purchase, at estimated fair value, the crude oil inventory still in pipelines, tanks or on tankers at closing. Previously BP's downstream business had purchased the crude oil from ARCO Alaska at the North Slope. This one-time special purchase of crude oil inventory, after adjustment to reflect the final determined fair value of the inventory, will be recorded in cost of goods sold as the inventory is sold in the second quarter of 2000. As this crude oil is sold, it will be replaced by lower-cost inventory, which will reflect related production and transportation costs. The pro forma income statements do not reflect this non-recurring item.

(i) Under Phillips' accounting policy and prevalent industry accounting practice for the acquisition of oil and gas businesses, Phillips will not record an initial liability for the estimated costs of removing properties, plants and equipment at the end of their useful lives. Instead, a preliminary estimate of $1,550 million of such removal costs will be accrued as an additional component of future depreciation, building the liability for removal gradually over the remaining lives of the properties, plants and equipment.

(j) A preliminary estimate of the existing projected benefit obligation assumed by Phillips for pension, retiree medical and retiree life insurance benefits for the entire ARCO Alaska work force is $33 million.


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

(c) Exhibits.

    None.

                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PHILLIPS PETROLEUM COMPANY



                                        /s/ Rand C. Berney
May 17, 2000                        -----------------------------
                                            Rand C. Berney
                                    Vice President and Controller



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